Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.00001 per share, of First High-School Education Group Co., Ltd., a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2022.

Shaowei Zhang

By:	/s/ Shaowei Zhang

Visionsky Group Limited

By:	/s/ Shaowei Zhang
Name:	Shaowei Zhang
Title:	Director

Brightenwit Group Limited

By:	/s/ Yu Wu
Name:	Yu Wu
Title:	Director

Long-Spring Education Management Limited

By:	/s/ Shaowei Zhang
Name:	Shaowei Zhang
Title:	Director

Long-Spring Education Technology Limited

By:	/s/ Shaowei Zhang
Name:	Shaowei Zhang
Title:	Director

Long-Spring Education Consulting Limited

By:	/s/ Shaowei Zhang
Name:	Shaowei Zhang
Title:	Director